CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the references to our firm in this Registration Statement on Form N‐1A of Teucrium No K‐1 Corn ETF, Teucrium 2x Daily Corn ETF, Teucrium No K‐1 Wheat ETF, Teucrium 2x Daily Wheat ETF, Teucrium No K‐1 Sugar ETF, Teucrium 2x Daily Sugar ETF, Teucrium No K‐1 Soybean ETF and Teucrium 2x Daily Soybean ETF, each a series of Listed Funds Trust, under the heading “Other Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
December 10, 2024